Exhibit 10.2
Execution Version
FIRST AMENDMENT TO CREDIT AGREEMENT
          FIRST AMENDMENT (this “Amendment”), dated as of May 20, 2011, among FLOWERS FOODS, INC., a Georgia corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.
W I T N E S S E T H:
          WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of August 1, 2008 (as amended, amended and restated, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”); and
          WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend or otherwise modify certain provisions of the Credit Agreement as herein provided;
          NOW, THEREFORE, IT IS AGREED:
I. Amendments and Modifications to Credit Agreement.
          1. Section 1.10(a)(ii) of the Credit Agreement is hereby amended by inserting the text “(including the Eurodollar Rate with respect to such Eurodollar Loan does not adequately and fairly reflect the cost to such Lender of funding such Eurodollar Loan)” immediately following the text “or the position of such Lender in such market” appearing in clause (y) thereof.
          2. Section 1.10 of the Credit Agreement is hereby amended by inserting the following new clause (d) at the conclusions thereof:
          “(d) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change after the Effective Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 1.10).”.
          3. Section 1.13 of the Credit Agreement is hereby amended by (a) inserting the text “Section 1.10(d), or” immediately following the text “Section 1.10(c),” appearing therein and (b) inserting the text “in excess of a de minimis amount” immediately following the text “charging to the Borrower increased costs” appearing therein.

          4. Section 3.04(b) of the Credit Agreement is hereby amended by (a) inserting the text “(each, a “Foreign Lender”)” immediately following the text “Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code)” appearing therein and (b) inserting the following text immediately following the first sentence thereof:
          “In addition, each Foreign Lender shall, in the case of any payment made after December 31, 2012 in respect of any Loan, Note or Obligation that was not treated as outstanding for purposes of FATCA on March 18, 2012, provide any forms, documentation, or other information as shall be prescribed by the IRS to demonstrate that the relevant Lender has complied with the applicable reporting requirements of FATCA (including, without limitation, those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), so that such payments made to such Lender hereunder would not be subject to U.S. federal withholding taxes imposed by FACTA.”.
          5. Section 7.05(c) of the Credit Agreement is hereby amended by deleting the text “December 31, 2007” appearing therein and inserting the text “January 1, 2011” in lieu thereof.
          6. Section 7.15 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the text “7.15 [Reserved].” in lieu thereof.
          7. Section 8.01(b)(i) of the Credit Agreement is hereby amended by deleting the text “9.01(xii)” appearing in clause (y) thereof and inserting the text “9.01(xiii)” in lieu thereof.
          8. Section 8.01(c)(i) of the Credit Agreement is hereby amended by deleting the text “9.01(xii)” appearing therein and inserting the text “9.01(xiii)” in lieu thereof.
          9. Section 8.08 of the Credit Agreement is hereby amended by deleting the text “, or fifty-two weeks after the last day of the previous fiscal year” appearing therein and inserting the text “ and the date of the end of the respective fiscal year” in lieu thereof.
          10. Section 8.10 of the Credit Agreement is hereby replaced in its entirety with the following:
          “8.10 Subsidiaries Guaranty.
          “(a) In the event that (x) the Debt Rating falls below both Baa3 from Moody’s and BBB- from S&P, (y) the Borrower fails (for any reason) to obtain and maintain a Debt Rating from both Moody’s and S&P or (z) (1) the Debt Rating falls below either Baa3 from Moody’s or BBB- from S&P and (2) the Borrower fails (for any reason) to obtain and maintain a Debt Rating from either Moody’s or S&P then, following any such event described in preceding clauses (x), (y) or (z), the Borrower shall promptly (and in any event within 30 days following such event) deliver a Subsidiaries Guaranty to the Administrative Agent duly authorized, executed and delivered by each Wholly-Owned Domestic Subsidiary of the Borrower (other than any special purpose entity created for purposes of effecting, in whole or in part, any Permitted Securitization).

          (b) So long as the Subsidiaries Guaranty is in effect (or is required to be in effect in accordance with preceding clause (a)), the Borrower agrees to cause each of its Wholly-Owned Domestic Subsidiaries that are acquired or created at anytime after the Effective Date (other than any special purpose entity created for purposes of effecting, in whole or in part, any Permitted Securitization) to promptly (and in any event within 20 Business Days of such acquisition or creation) execute and deliver a counterpart of (or, if requested by the Administrative Agent, an assumption agreement or a Joinder Agreement in respect of) the Subsidiaries Guaranty.”.
          11. Section 9.01 of the Credit Agreement is hereby amended by (a) deleting the text “and” appearing at the end of clause (xi) thereof, (b) deleting existing clause (xii) thereof in its entirety and (c) inserting the following new clauses (xii), (xiii), (xiv) and (xv):
     “(xii) Liens on cash deposited or posted by the Borrower or any of its Subsidiaries in connection with any Other Hedging Agreements entered into with respect to commodities values in the ordinary course of business, and which are bona fide hedging activities and are not for speculative purposes, not in excess of $200,000,000 in the aggregate;
     (xiii) Liens not otherwise permitted pursuant to this Section 9.01 which secure obligations otherwise permitted under this Agreement not exceeding, when added to the aggregate principal amount of unsecured Permitted Subsidiary Indebtedness at any time outstanding, $150,000,000 in aggregate principal amount at any time outstanding and which apply to property and/or assets with an aggregate fair market value (as determined in good faith by an Authorized Representative of the Borrower or the Board of Directors of the Borrower) not to exceed at any time $180,000,000;
     (xiv) sales or other transfers of Receivables pursuant to, and Liens existing or deemed to exist in connection with, Permitted Securitizations; and
     (xv) Liens on assets which are presented on the balance sheet of the Borrower or any Subsidiary because of the existence of a VIE Transaction not otherwise prohibited hereunder.”.
          12. Sections 9.02(a) of the Credit Agreement is hereby amended by (a) deleting the text “and” appearing immediately following clause (ii) thereof and inserting the text “,” in lieu thereof, (b) deleting clause (iii) thereof in its entirety and inserting the following new clauses (iii), (iv) and (v) in lieu thereof:
          “(iii) in the case of any consolidation or merger involving a Foreign Subsidiary, only Foreign Subsidiaries are consolidating or merging with or into such Foreign Subsidiary, (iv) while the Subsidiaries Guaranty is in effect (or required to be in effect in accordance with the terms of the Credit Documents), in the case of any consolidation or merger involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving Person unless the respective Subsidiary Guarantor is consolidating with or merging into the Borrower (in which case the Borrower will be the survivor thereof) and (v) while the Subsidiaries Guaranty is not in effect (or not required to be in effect in accordance with the terms of the Credit Documents), in the case of any consolidation or merger involving a Wholly-Owned Domestic Subsidiary, a Wholly-Owned Domestic Subsidiary is the surviving Person unless the respective Wholly-Owned Domestic Subsidiary is consolidating with or merging into the Borrower (in which case the Borrower will be the survivor thereof).”.
          13. Sections 9.02(b) of the Credit Agreement is hereby amended by (a) deleting the text “and” appearing immediately following clause (A) to the proviso thereof and inserting the text “,” in lieu thereof and (b) deleting clause (B) to the proviso thereof and inserting the following clauses (B), (C) and (D) in lieu thereof:
          “(B) while the Subsidiaries Guaranty is in effect (or required to be in effect in accordance with the terms of the Credit Documents), the Borrower may make Dispositions to Subsidiary Guarantors and any Subsidiary Guarantor may make Dispositions to the Borrower or any other Subsidiary Guarantor, (C) while the Subsidiaries Guaranty is not in effect (or is not required to be in effect in accordance with the terms of the Credit Documents), the Borrower may make Dispositions to Wholly-Owned Domestic Subsidiaries and any Wholly-Owned Domestic Subsidiary may make Dispositions to the Borrower or any other Wholly-Owned Domestic Subsidiary and (D) each of the Borrower and its Subsidiaries may sell, transfer and other dispose of Receivables and Related Assets pursuant to Permitted Securitizations.”.
          14. Section 9.05 of the Credit Agreement is hereby amended by (a) deleting the text “and (vi)” appearing therein and inserting the text “, (vi) Permitted Securitizations, (vii) Indebtedness arising in the ordinary course of business under Interest Rate Protection Agreements and Other Hedging Agreements which are bona fide hedging activities and are not for speculative purposes and (viii)” in lieu thereof and (b) deleting the text “this clause (vi)” appearing therein and inserting the text “this clause (viii)” in lieu thereof.
          15. Section 9.07 of the Credit Agreement is hereby amended by deleting the text “3.25:1.00” appearing therein and inserting the text “3.50:1.00” in lieu thereof.
          16. Section 9.10 of the Credit Agreement is hereby amended by (a) inserting the text “in the case of foregoing clause (x), restrictions or conditions imposed by any agreement relating to Permitted Securitizations if such restrictions or conditions apply only to the Receivables and the Related Assets that are the subject of the Permitted Securitization, (vi)” immediately following the text “(v)” appearing therein and (b) deleting the text “(vi)” appearing therein and inserting the text “(vii)” in lieu thereof.
          17. Section 10.04 of the Credit Agreement is hereby amended by (a) inserting the text “or, in the case of a Permitted Securitization, terminating (except voluntary terminations by the Credit Parties),” immediately following the text “any such Indebtedness to become due” appearing in clause (ii) thereof and (b) inserting the text “or, in the case of a Permitted Securitization, shall be terminated (except voluntary terminations by the Credit Parties)” immediately preceding the text “, prior to the stated maturity thereof” appearing in clause (iii) thereof and (c) deleting the text “$25,000,000” appearing therein and inserting the text “$50,000,000” in lieu thereof.

          18. Section 10.07 of the Credit Agreement is hereby replaced in its entirety with the following:
          “10.07 Subsidiaries Guaranty. At any time the Subsidiaries Guaranty is required to be in effect under Section 8.10(a), the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor (unless such Subsidiary Guarantor is no longer a Subsidiary by virtue of liquidation, sale, merger or consolidation permitted by Section 9.02 or Section 9.03), or any Subsidiary Guarantor (or Person acting by or on behalf of such Subsidiary Guarantor) shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Subsidiaries Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty beyond any grace or cure period (if any) provided therefor; or”.
          19. Section 10.08 of the Credit Agreement is hereby amended by deleting the text “$25,000,000” appearing therein and inserting the text “$50,000,000” in lieu thereof.
          20. Section 10 of the Credit Agreement is hereby amended by inserting the text “against” immediately preceding the text “any Credit Party” appearing in the final paragraph thereof.
          21. The definition of the term “Base Rate” appearing in Section 11 of the Credit Agreement is hereby replaced in its entirety with the following:
          ““Base Rate” shall mean, at any time, the highest of (x) the Prime Lending Rate, (y) 1/2 of 1% in excess of the overnight Federal Funds Rate and (z) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day an interest period of one month plus 1.00%. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.”.
          22. The definition of the term “Consolidated EBIT” appearing in Section 11 of the Credit Agreement is hereby amended by deleting clause (z) thereof in its entirety and inserting the following in lieu thereof:
          “(z) any interest expense or provision for taxes attributable to, or arising because of any VIE Transaction not prohibited hereunder”.
          23. The definition of the term “Consolidated EBITDA” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “of any non-Subsidiary VIE”

appearing therein and inserting the text “attributable to, or arising because of any VIE Transaction not prohibited hereunder” in lieu thereof.
          24. The definition of the term “Consolidated Indebtedness” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “,” appearing immediately preceding clause (y) thereof and inserting the text “and” in lieu thereof and (b) deleting the text “and (z) the Indebtedness and Attributable Debt of any non-Subsidiary VIE shall be excluded” appearing therein.
          25. The definition of the term “Consolidated Interest Expense” appearing in Section 11 of the Credit Agreement is hereby amended by (a) deleting the text “and any interest factor of any Capitalized Lease Obligations of any non-Subsidiary VIE and any such dividends paid by any non-Subsidiary VIE” appearing in clause (b) of the proviso thereof and inserting the text “attributable to, or arising because of any VIE Transaction not prohibited hereunder” in lieu thereof.
          26. The definition of “Debt Rating” appearing in Section 11 of the Credit Agreement is hereby replaced in its entirety with the following:
          ““Debt Rating” shall mean, on any date, each of the Borrower’s corporate credit ratings (or the equivalent thereof) as most recently publicly announced by Moody’s and S&P.”.
          27. The definition of the term “Eurodollar Rate” appearing in Section 11 of the Credit Agreement is hereby replaced in its entirety with the following:
          ““Eurodollar Rate” shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the beginning of such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).”.
          28. The definition of the term “Indebtedness” appearing in Section 11 of the Credit Agreement is hereby amended by (a) deleting the text “and (ix)” appearing therein and inserting the text “, (ix) the amount of any Permitted Securitizations of such Person, and (x)” in lieu thereof, (b) inserting the text “(x)” immediately following the text “the foregoing,”

appearing in the proviso thereof, (c) inserting the text “(i)” immediately following the text “outstanding” appearing in the proviso thereof, and (d) deleting the text “shall be excluded in determining Indebtedness” appearing at the end of the proviso thereof and inserting the text “, (ii) under leases which are or would be properly characterized as operating leases in accordance with generally accepted accounting principles existing on the First Amendment Effective Date, regardless of any change in accounting principles occurring after the First Amendment Effective Date, shall be excluded in determining Indebtedness and (y) liabilities presented on the balance sheet of the Borrower or any Subsidiary shall not constitute Indebtedness to the extent attributable to, or arising because of, a VIE Transaction not prohibited hereunder” in lieu thereof.
          29. The definition of the term “Leverage Ratio” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “(but excluding any Indebtedness arising in the ordinary course of business in connection with any Other Hedging Agreements entered into with respect to commodities values in the ordinary course of business, and which are bona fide hedging activities and are not for speculative purposes, to the extent such Indebtedness is (a) cash collateralized or (b) supported by a Letter of Credit (as defined in the Existing Revolving Credit Agreement))” immediately preceding the text “on such date” appearing therein.
          30. The definition of the term “Payment Office” appearing in Section 11 of the Credit Agreement is hereby replaced in its entirety with the following:
          ““Payment Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Building 200, Jacksonville, Florida 32256, Attn: Melissa Brennan, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.”.
          31. The definition of the term “Permitted Subsidiary Indebtedness” appearing in Section 11 of the Credit Agreement is hereby amended by (a) deleting the text “under (and as defined in) the Subsidiaries Guaranty” appearing in clause (iii) therein, (b) deleting the text “9.01(xii)” appearing therein and inserting the text “9.01(xiii)” in lieu thereof and (c) deleting the text “$75,000,000” appearing therein and inserting the text “$150,000,000” in lieu thereof.
          32. The definition of the term “Significant Acquisition” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “$200,000,000” appearing therein and inserting the text “$325,000,000” in lieu thereof.
          33. The defined term “VIE” appearing in Section 11 of the Credit Agreement is hereby deleted in its entirety.
          34. Section 11 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:
          “Existing Subsidiaries Guaranty” shall mean that certain Subsidiaries Guaranty, dated as of August 1, 2008, by and among each Subsidiary Guarantor party thereto and the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

          “FATCA” shall mean Sections 1471 through 1474 of the Code, as enacted on the Restatement Effective Date, and the regulations promulgated thereunder or published administrative guidance implementing such Sections.
          “First Amendment Effective Date” shall mean the Amendment Effective Date under and as defined in that certain First Amendment to Credit Agreement, dated as of May 20, 2011, by and among the Borrower, the Administrative Agent and each Lender party thereto.
          “Foreign Lender” shall have the meaning provided in Section 3.04(b).
          “GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations in accordance with GAAP for purposes of the Applicable Margins and Sections 3.02 and 9, including defined terms as used therein, and for all purposes of determining the Leverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).
          “Permitted Securitization” shall mean any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary of the Borrower pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations or supporting obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”) (i) to a trust, partnership, corporation or other Person (other than the Borrower or any Subsidiary of the Borrower other than a special purpose entity created for purposes of such transaction or transactions), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (ii) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary of the Borrower other than a special purpose entity created for purposes of such transaction or transactions), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that (x) any such transactions shall provide for recourse to such Subsidiary of the Borrower or the Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions and (y) the aggregate amount of all such transactions constituting “Permitted Securitizations” shall not exceed an aggregate amount equal to $200,000,000 at any time outstanding. The “amount” or

“principal amount” of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal, or stated amount, of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received by the Borrower or any Subsidiary of the Borrower in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.
          “Receivables” shall mean accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance).
          “Related Assets” shall have the meaning provided in the definition of Permitted Securitization.
          “VIE Transaction” shall mean a transaction between the Borrower or any Subsidiary and a Person where such Person is, because of the nature of such transaction and the relationship of the parties, a variable interest entity as contemplated under FIN 46(r).
          35. Section 11 of the Credit Agreement is hereby amended by inserting the following text as new Section 11.02 thereof:
          “11.02 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.
          (b) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (iv) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) the Borrower or any other Credit Party shall be construed to include the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding.
          (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.”.

          36. Section 12.07 of the Credit Agreement is hereby amended by deleting the final sentence thereof and inserting the following sentence in lieu thereof:
          “Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.”
          37. Section 12.09(g) of the Credit Agreement is hereby amended by inserting the text “(and the analogous provisions of the other Credit Documents)” immediately following the text “Section 12” appearing therein.
          38. Section 12.10 of the Credit Agreement is hereby amended by deleting the text “from the Borrower” appearing therein and inserting the text “from any Credit Party” in lieu thereof.
          39. Section 13.03 of the Credit Agreement is hereby amended by (a) inserting the text "(a)” immediately following the text “Notices.” appearing therein and (b) insering the following new clause (b) at the conclusion thereof:
          “(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 1 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.”.
          40. Section 13.04(b) of the Credit Agreement is hereby amended by deleting the text “to” appearing immediately preceding the text “be unreasonably withheld” appearing in clause (iii) of the first proviso therein.
          41. Section 13.04(b) of the Credit Agreement is hereby amended by deleting the text “and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500” appearing therein and inserting the text “provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent)” in lieu thereof.
          42. Section 13.08(a) of the Credit Agreement is hereby amended by deleting the text “THE JURISDICTION OF THE AFORESAID COURTS” appearing in the second sentence thereof and inserting the text “THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS” in lieu thereof.
          43. Section 13.08(a) of the Credit Agreement is hereby amended by inserting the following text immediately preceding the final sentence thereof:
          “THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.”.
          44. Section 13.12(a) of the Credit Agreement is hereby amended by inserting the text “(although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders)” immediately following the first instance of the text “Required Lenders” appearing therein.
          45. Section 13.12 of the Credit Agreement is hereby amended by inserting the text “as new clause (c) thereof:
          “(c) Notwithstanding anything to the contrary herein any Credit Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent (without the consent of any Lender) solely to cure a defect, ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, (provided that prompt notice following any such amendment, waiver, supplement or modification shall be given to the Lenders by the Borrower and the Administrative Agent) and such amendment, waiver, supplement or modification shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof.”.
          46. Section 13.18 of the Credit Agreement is hereby replaced in its entirety with the following:
          “13.18 USA Patriot Act Notice. Each Lender subject to the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009) (as amended from time to time, the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such

Lender to identify the Borrower and the other Credit Parties in accordance with the Patriot Act and the Borrower agrees to provide such information from time to time to any Lender.”.
          47. The Credit Agreement is hereby amended by inserting the following new Section 13.19 immediately following Section 13.18 appearing therein:
          “13.19 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.”.
          48. From and after the Amendment Effective Date (as defined below) until such time as (x) the Debt Rating falls below both Baa3 from Moody’s and BBB- from S&P, (y) the Borrower fails (for any reason) to obtain and maintain a Debt Rating from both Moody’s and S&P or (z) (1) the Debt Rating falls below either Baa3 from Moody’s or BBB- from S&P and (2) the Borrower fails (for any reason) to obtain and maintain a Debt Rating from either Moody’s or S&P, the Required Lenders hereby release each Subsidiary Guarantor from its obligations under the Subsidiaries Guaranty which release shall be effective immediately upon the occurrence of the Amendment Effective Date without any further action by any Person.
II. Miscellaneous Provisions.
          1. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:
     (a) no Default or Event of Default exists as of the Amendment Effective Date (as defined below), both before and after giving effect to this Amendment; and
     (b) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).
          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
          5. This Amendment shall become effective on the date (the “Amendment Effective Date”) when:
     (a) the Borrower and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: David Medlar (facsimile number 212-354-8113) or via email in Adobe Corporation’s Portable Document Format or PDF to the following email address: DMedlar@whitecase.com; and
     (b) the Borrower shall have delivered, in a form satisfactory to the Administrative Agent, (i) a certificate signed by an Authorized Representative of the Borrower certifying as true, correct and complete a copy (attached thereto) of the duly adopted resolutions of the board of directors of the Borrower authorizing the execution and delivery of this Amendment, and the performance of the Borrower’s obligations as contemplated hereby and (ii) an opinion addressed to the Administrative Agent, each Syndication Agent and each of the Lenders from Jones Day, counsel to the Borrower, which opinion shall cover such matters incident to this Amendment as the Administrative Agent may reasonably request.
          6. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
*    *    *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

1919 Flowers Circle Thomasville, GA 31757 Telephone: (229) 226-9110 Facsimile: (229) 225-3808 Attention: Secretary and General Counsel	FLOWERS FOODS, INC.
	By:	/s/ R. Steve Kinsey
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent

	By:	/s/ Frederick W. Laird
Name: Frederick W. Laird
Title: Managing Director

	By:	/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Director

SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF MAY 20, 2011, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

Bank of America, N.A.

By:	/s/ David L. Catherall
	Name:	David L. Catherall
	Title:	Director

SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF MAY 20, 2011, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Brantley Echols
	Name:	Brantley Echols
	Title:	Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF MAY 20, 2011, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

NORTHERN TRUST COMPANY

By:	/s/ John C. Canty
	Name:	John C. Canty
	Title:	Senior Vice President — Division Manager

SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF MAY 20, 2011, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

AgFirst Farm Credit Bank

By:	/s/ John W. Burnside Jr.
	Name:	John W. Burnside Jr.
	Title:	Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF MAY 20, 2011, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

Greenstone Farm Credit Services, ACA/FLCA

By:	/s/ Alfred S. Compton, Jr.
	Name:	Alfred S. Compton, Jr.
	Title:	Senior Vice President/Managing Director

SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF MAY 20, 2011, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

SUNTRUST BANK

By:	/s/ M. Gabe Bonfield
	Name:	M. Gabe Bonfield
	Title:	Vice President